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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 3, 2000

                             FOCUS AFFILIATES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                   1-12571                 95-4467726
     (State or other              (Commission             (IRS Employer
    of incorporation)             File Number)          Identification No.)


                     9314 Eton Avenue, Chatsworth, CA 11406
               (Address of principal executive offices) (Zip code)


                                 (818) 906-7777
              (Registrant's telephone number, including area code)
                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On January 3, 2000, Focus Affiliates, Inc. (the "Company") appointed Arthur Andersen LLP to replace Hollander, Lumer & Co., LLP as the Company's independent accountants. The Company's decision, which was recommended by the Company's Audit Committee and approved by the Company's Board of Directors was made to provide the Company's management with deeper accounting and financial resources, which includes offices in the Company's new additional locations in Chicago, Illinois and Dallas, Texas. Hollander, Lumer & Co.'s report on the Company's financial statements during the three most recent fiscal years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the last three fiscal years, there were no disagreements between the Company and Hollander, Lumer & Co. LLP. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hollander, Lumer & Co. would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

         On January 3, 2000, the Company engaged the services of Arthur Andersen LLP. The Company authorized Hollander, Lumer & Co., who served as the Company's independent accountants until January 2, 2000, to respond to any and all inquiries of this successor accountant.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1      Letter from Prior Certifying Accountant


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         SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             INTELLICELL CORP.

                                             By: /s/ David M. Kane
                                                --------------------------------
                                                     David M. Kane
                                                     Chief Financial Officer
January 3, 1999